Page 11 of 11 Pages

                                    EXHIBIT B

                             JOINT FILLING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Viatel, Inc. dated January 11, 1999 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.



Date:  January 11, 1999            S-C V-TEL INVESTMENTS, L.P.

                                   By:      S-C Rig Co.
                                            General Partner


                                   By:       /S/ PETER HURWITZ
                                             -----------------------------------
                                             Peter Hurwitz
                                             Vice President


                                   S-C RIG CO.


                                   By:       /S/ PETER HURWITZ
                                             -----------------------------------
                                             Peter Hurwitz
                                             Vice President


                                   PURNENDU CHATTERJEE


                                   By:       /S/ PETER HURWITZ
                                             -----------------------------------
                                             Peter Hurwitz
                                             Attorney-in-Fact


                                   GEORGE SOROS


                                   By:       /S/ MICHAEL C. NEUS
                                             -----------------------------------
                                             Michael C. Neus
                                             Attorney-in-Fact